Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the inclusion in this Pre-Effective Amendment No. 2 to Registration Statement on Form S-1 of Athens Bancshares Corporation of our report dated September 11, 2009, relating to our audits of the consolidated financial statements of Athens Federal Community Bank and subsidiaries appearing in the Prospectus, which is a part of this Pre-Effective Amendment No. 2 to Registration Statement on Form S-1.
We also consent to the reference to our firm under the caption “Experts” included in such Prospectus.
/s/ HAZLETT, LEWIS & BIETER, PLLC
Chattanooga, Tennessee
November 6, 2009